
PRO FORMA EARNINGS NORMALIZATION SCHEDULE            U S WEST, INC.
(UNAUDITED)
                        Quarter Ended          Nine Months Ended
In millions, except     September 30,    %       September 30,   %
per share amounts       1998     1997  Change   1998     1997  Change
--------------------- ------- -------  -------------- -------  ------

NORMALIZED PRO FORMA INCOME:
Reported pro forma
 net income          $  379  $    380   (0.3)  $1,068  $  1,135   (5.9)
Adjustments:
 Rural exchange sales     -       (19)    -        -        (48)    -
Separation costs          -         -     -        68        -      -
 Asset impairment                   -     -        21        -      -
 Extraordinary item-
  net of tax              -         3     -        -          3     -
                      ----------------          ----------------
Normalized pro forma
 income              $  379  $    364    4.1   $1,157  $  1,090    6.1
                      ================          ================

NORMALIZED PRO FORMA
 BASIC EARNINGS PER SHARE:
Reported pro forma
 basic earnings
 per share           $ 0.76  $   0.76     -    $ 2.13  $   2.28   (6.6)
Adjustments:
 Rural exchange sales     -     (0.04)    -         -     (0.10)    -
 Separation costs         -         -     -      0.13         -     -
 Asset impairment         -         -     -      0.04         -     -
 Extraordinary item-
  net of tax              -      0.01     -         -      0.01     -
                      ----------------          ----------------
Normalized pro forma
 basic earnings
 per share           $ 0.76  $   0.73    4.1   $ 2.31 #$   2.19    5.5
                      ================          ================

NORMALIZED PRO FORMA
 DILUTED EARNINGS
 PER SHARE:
Reported pro forma
 diluted earnings
 per share           $ 0.75  $   0.75     -    $ 2.11  $   2.25   (6.2)
Adjustments:
 Rural exchange sales     -     (0.04)    -         -     (0.10)    -
 Separation costs         -         -     -      0.13         -     -
 Asset impairment         -         -     -      0.04         -     -
 Extraordinary item-
  net of tax              -      0.01     -         -      0.01     -
                      ----------------          ----------------
Normalized pro forma
 diluted earnings
 per share           $ 0.75  $   0.72    4.2   $ 2.29 #$   2.16    6.0
                      ================          ================

# Amount does not foot due to rounding of the individual components.

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